As filed with the Securities and Exchange Commission on February 6, 2008.

SEC File No. 333- 149018

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Amendment No. 1 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

CHINA CLEAN ENERGY INC.
(Name of small business issuer in its charter)

Delaware	237130	87-0700927
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Sonya Ma China Clean Energy Inc. 17 Candlewood Drive West Windsor, New Jersey 08550 (609) 799-8921
(Address and telephone number of principal executive offices) (Address of principal place of business or intended principal place of business)
Sonya Ma China Clean Energy Inc. 17 Candlewood Drive West Windsor, New Jersey 08550 (609) 799-8921
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Haynes and Boone, LLP 153 East 53rd Street Suite 4900 New York, New York 10022 Tel (212) 659-7300 Fax (212) 918-8989

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement is being filed solely to amend Part II of the Registration Statement to file Exhibit 5.1 to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and By-laws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 25.  Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee	$1,190.55
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	10,000.00
Printing Expenses	5,000.00
Miscellaneous Fees and Expenses	3,809.45
Total	$30,000.00

Item 26.  Recent Sales of Unregistered Securities.

On October 24, 2006, we accepted subscriptions for a total of 1,050,000 shares of common stock, at a purchase price of $1.00 per share, in exchange for gross proceeds of $1,050,000. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 24, 2004, pursuant to a Share Exchange Agreement with the shareholders of China Clean Energy Resources, Ltd., we issued 15,995,000 shares of common stock to the shareholders of China Clean Energy Resources, Ltd. in exchange for 100% of the common shares of China Clean Energy Resources, Ltd. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 24, 2006, we issued Yongfu Zhu 408,333 shares of common stock, valued at $0.10 per share, as compensation for consulting services. The securities were issued to Yongfu Zhu in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Yongfu Zhu qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended)..

On October 24, 2006, we issued Olivia Hsin-Yu Chao 408,333 shares of common stock, valued at $0.10 per share, as compensation for consulting services. The securities were issued to Olivia Hsin-Yu Chao in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Olivia Hsin-Yu Chao qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 24, 2006, we issued Fred Chang 204,167 shares of common stock, valued at $0.10 per share, as compensation for consulting services. The securities were issued to Fred Chang in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Fred Chang qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 24, 2006, we issued Liuyi Zhang 204,167 shares of common stock, valued at $0.10 per share, as compensation for consulting services. The securities were issued to Liuyi Zhang in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Liuyi Zhang qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 24, 2006, we issued Zuyuan Zheng 175,000 shares of common stock, valued at $0.10 per share, as compensation for consulting services. The securities were issued to Zuyuan Zheng in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Zuyuan Zheng qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 24, 2006, we issued Avenndi, LLC 5,000 shares of common stock, valued at $0.10 per share, as compensation for consulting services. The securities were issued to Avenndi, LLC in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Avenndi, LLC qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On October 24, 2006, we issued Westminster Securities Corporation 200,000 shares of common stock, valued at $0.10 per share, as compensation for financial advisory services. The securities were issued to Westminster Securities Corporation in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Westminster Securities Corporation qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On November 9, 2006, we accepted a subscription for a total of 250,000 shares of common stock, at a purchase price of $1.00 per share, in exchange for gross proceeds of $250,000. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On November 15, 2006, we granted Gary Zhao, our Chief Financial Officer, a total of 100,000 shares of unvested restricted common stock. 8.333 of the restricted shares will vest on every one-month anniversary of Mr. Zhao employment. The securities were issued to Mr. Zhao in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Mr. Zhao qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 25, 2007, we issued 30,000 shares of common stock, valued at $0.10 per share, to CCG Elite Investor Relations, as compensation for investor relations services. These shares were issued pursuant to an agreement between us and CCG Elite Investor Relations dated November 8, 2006. The securities were issued to CCG Elite Investor Relations in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. CCG Elite Investor Relations qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 25, 2007, we issued 50,000 shares of common stock, valued at $0.10 per share, to Craig Bird, an employees of Segue Ventures LLC, as compensation for investor relations services. These shares were issued pursuant to an agreement between us and Segue Ventures LLC dated November 13, 2006. The securities were issued to Craig Bird in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Craig Bird qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On January 9, 2008, we sold (i) 10,000,000 shares of our common stock, (ii) five-year warrants to purchase 5,000,000 shares of common stock at an exercise price of $2.00 per share, pursuant to a Securities Purchase Agreement among us and the purchasers signatory thereto. We received aggregate gross proceeds of approximately $15.0 million from the sale of the common stock and warrants. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Westminster Securities Corporation acted as placement agent with respect to the January 9, 2008 offering and received a cash fee equal to $1,200,000 and warrants to purchase 1,200,000 shares of our common stock at an exercise price of $2.00 per share. The securities were issued to Westminster Securities Corporation in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Westminster Securities Corporation qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 27.  Exhibits.

Exhibit No.	Description
2.1
Share Exchange Agreement, dated as of October 20, 2006, by and among the shareholders of China Clean Energy Resources, Ltd., China Clean Energy Inc., Chet Kurzawski and Doug Reid (Incorporated by reference to Exhibit 2.1 of Amendment Number 2 to the Registration Statement on form SB-2/A of China Clean Energy Inc. filed on May 25, 2007).

3.1**	Composite Certificate of Incorporation of China Clean Holdings Inc.

3.2
Amended and Restated By-laws of Hurley Exploration Inc. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

5.1*	Opinion of Haynes and Boone, LLP.

10.1
Form of Subscription Agreement for October 24, 2006 Private Placement and November 9, 2006 Private Placement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

10.2
Contract of Supply and Purchase of Acid Oil, dated August 2, 2006, between Fujian Zhongde Technology Corporation, Ltd. and Fuqing Zhongde Waste Oil Collecting Corporation, Ltd. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

10.3
Contract for the Transfer of the Patent, dated August 29, 2005, between Ta-ming Ou and Liang Zicai (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

10.4
Agreement on Transfer of the Patent, dated September 26, 2005, between Fujian Zhong De Technology Stock Co., Ltd. and Ta-ming Ou (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

10.5
Amended and Restated Consulting Agreement, dated January 18, 2007, between Fujian Zhongde Technology Co., Ltd. and Allstar Capital Inc. (Incorporated by reference to Exhibit 10.6 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.6
Engagement Letter, dated September 19, 2006, between China Clean Energy Resources, Ltd. and Westminster Securities Corporation. (Incorporated by reference to Exhibit 10.7 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.7
Credit Facility, dated February 1, 2005, between DBS Bank Ltd. and Fujian Zhongde Technology Co., Ltd. (Incorporated by reference to Exhibit 10.8 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.8
Contract of Land and Estate Mortgage, dated March 28, 2005, between DBS Bank Ltd. and Fujian Zhongde Technology Co., Ltd. (Incorporated by reference to Exhibit 10.9 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.9
Contract of Supply and Purchase of Acid Oil, dated August 2, 2006, between Fujian Zhongde Technology Corporation, Ltd. and Fuqing Zhongde Waste Oil Collecting Corporation (Incorporated by reference to Exhibit 10.10 of to the Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.10
Land Investment Agreement, dated December 25, 2006, between Fujiang Zhongde Technology Co., Ltd and Fuzhou City Jiangyin Industry District Management Committee (Incorporated by reference to Exhibit 10.11 of to the Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.11
Sales Contract, dated November 15, 2006, between Fujian Zhongde Technology Co., Ltd. and Cray Valley Resins India Pvt. Ltd. (Incorporated by reference to Exhibit 10.12 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

Exhibit No.	Description
10.12
Supplier Agreement, dated March 5, 2007 between China Clean Energy Inc. and Fujian Quanzhou Zhong Yuan Long Chemistry Industry Co., Ltd. (Incorporated by reference to Exhibit 10.13 of Amendment Number 2 to the Registration Statement on form SB-2/A of China Clean Energy Inc. filed on May 25, 2007).

10.13
Supplier Agreement, dated March. 06, 2007 between China Clean Energy, Inc. and Meiweike (Shaxian) Linchan Chemistry Co., Ltd. (Incorporated by reference to Exhibit 10.14 of to Amendment Number 2 to the Registration Statement on form SB-2/A of China Clean Energy Inc. filed on May 25, 2007).

10.14
Supplier Agreement, dated March. 05, 2007 between China Clean Energy, Inc. and Xinjiang Guansheng Technology Chemistry Co., Ltd. (Incorporated by reference to Exhibit 10.15 of to
Amendment Number 2 to the Registration Statement on form SB-2 of China Clean Energy Inc. filed on May 25, 2007).

10.15
Form of Securities Purchase Agreement, dated January 9, 2008 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.16
Form of Registration Rights Agreement, dated January 9, 2008 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.17
Form of Class A Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.18
Form of Lock-up Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.19
2008 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.20
Form of 2008 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.21
Form of 2008 Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.22
Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Tai-ming Ou (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.23
Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Gary Zhao (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

Exhibit No.	Description
10.24
Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Ri-wen Xue (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.25
Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Yun He (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

21.1**	List of Subsidiaries.

23.1*	Consent of Moen and Company LLP.

23.2*	Consent of Michael T. Studer CPA PC.

23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

* Filed herewith.
** Previously filed.

Item 28.  Undertakings.

The undersigned registrant hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Windsor, State of New Jersey on February 6, 2008.

CHINA CLEAN ENERGY INC.

By:	/s/ Tai-ming Ou
Name: Tai-ming Ou
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	February 6, 2008
/s/ Tai-ming Ou
Tai-ming Ou

	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 6, 2008
/s/ Gary Zhao
Gary Zhao

*	Chief Operating Officer and Director	February 6, 2008
Ri-wen Xue

*	Director	February 6, 2008
Qin Yang

*By:    /s/ Tai-ming Ou
Tai-ming Ou Attorney - in - fact

EXHIBIT INDEX

Exhibit No.	Description
2.1
Share Exchange Agreement, dated as of October 20, 2006, by and among the shareholders of China Clean Energy Resources, Ltd., China Clean Energy Inc., Chet Kurzawski and Doug Reid (Incorporated by reference to Exhibit 2.1 of Amendment Number 2 to the Registration Statement on form SB-2/A of China Clean Energy Inc. filed on May 25, 2007).

3.1**	Composite Certificate of Incorporation of China Clean Holdings Inc.

3.2
Amended and Restated By-laws of Hurley Exploration Inc. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

5.1*	Opinion of Haynes and Boone, LLP.

10.1
Form of Subscription Agreement for October 24, 2006 Private Placement and November 9, 2006 Private Placement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

10.2
Contract of Supply and Purchase of Acid Oil, dated August 2, 2006, between Fujian Zhongde Technology Corporation, Ltd. and Fuqing Zhongde Waste Oil Collecting Corporation, Ltd. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

10.3
Contract for the Transfer of the Patent, dated August 29, 2005, between Ta-ming Ou and Liang Zicai (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

10.4
Agreement on Transfer of the Patent, dated September 26, 2005, between Fujian Zhong De Technology Stock Co., Ltd. and Ta-ming Ou (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on October 30, 2006).

10.5
Amended and Restated Consulting Agreement, dated January 18, 2007, between Fujian Zhongde Technology Co., Ltd. and Allstar Capital Inc. (Incorporated by reference to Exhibit 10.6 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.6
Engagement Letter, dated September 19, 2006, between China Clean Energy Resources, Ltd. and Westminster Securities Corporation. (Incorporated by reference to Exhibit 10.7 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.7
Credit Facility, dated February 1, 2005, between DBS Bank Ltd. and Fujian Zhongde Technology Co., Ltd. (Incorporated by reference to Exhibit 10.8 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.8
Contract of Land and Estate Mortgage, dated March 28, 2005, between DBS Bank Ltd. and Fujian Zhongde Technology Co., Ltd. (Incorporated by reference to Exhibit 10.9 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.9
Contract of Supply and Purchase of Acid Oil, dated August 2, 2006, between Fujian Zhongde Technology Corporation, Ltd. and Fuqing Zhongde Waste Oil Collecting Corporation (Incorporated by reference to Exhibit 10.10 of to the Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

Exhibit No.	Description
10.10
Land Investment Agreement, dated December 25, 2006, between Fujiang Zhongde Technology Co., Ltd and Fuzhou City Jiangyin Industry District Management Committee (Incorporated by reference to Exhibit 10.11 of to the Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.11
Sales Contract, dated November 15, 2006, between Fujian Zhongde Technology Co., Ltd. and Cray Valley Resins India Pvt. Ltd. (Incorporated by reference to Exhibit 10.12 of to the
Registration Statement on form SB-2 of China Clean Energy Inc. filed on January 22, 2007).

10.12
Supplier Agreement, dated March 5, 2007 between China Clean Energy Inc. and Fujian Quanzhou Zhong Yuan Long Chemistry Industry Co., Ltd. (Incorporated by reference to Exhibit 10.13 of Amendment Number 2 to the Registration Statement on form SB-2/A of China Clean Energy Inc. filed on May 25, 2007).

10.13
Supplier Agreement, dated March. 06, 2007 between China Clean Energy, Inc. and Meiweike (Shaxian) Linchan Chemistry Co., Ltd. (Incorporated by reference to Exhibit 10.14 of to Amendment Number 2 to the Registration Statement on form SB-2/A of China Clean Energy Inc. filed on May 25, 2007).

10.14
Supplier Agreement, dated March. 05, 2007 between China Clean Energy, Inc. and Xinjiang Guansheng Technology Chemistry Co., Ltd. (Incorporated by reference to Exhibit 10.15 of to
Amendment Number 2 to the Registration Statement on form SB-2 of China Clean Energy Inc. filed on May 25, 2007).

10.15
Form of Securities Purchase Agreement, dated January 9, 2008 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.16
Form of Registration Rights Agreement, dated January 9, 2008 (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.17
Form of Class A Warrant to Purchase Common Stock (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.18
Form of Lock-up Agreement (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.19
2008 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.20
Form of 2008 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.21
Form of 2008 Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.22
Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Tai-ming Ou (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

Exhibit No.	Description
10.23
Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Gary Zhao (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.24
Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Ri-wen Xue (Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

10.25
Employment Agreement, dated as of January 9, 2008, by and between China Clean Energy Inc. and Yun He (Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K of China Clean Energy Inc. filed with the Securities and Exchange Commission on January 10, 2008).

21.1**	List of Subsidiaries.

23.1*	Consent of Moen and Company LLP.

23.2*	Consent of Michael T. Studer CPA PC.

23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

* Filed herewith.
** Previously filed.